EXHIBIT 99.03

March 30, 2009

Via Email Attachment and FedEx

Robert W. Berend, Esquire

Wachtel & Masyr, LLP

110 East 59th Street

New York, New York 10022

Re:	Invalid Attempt to Elect a Majority of the Board of Directors

Dear Mr. Berend,

The action purportedly taken by the March 25, 2009 “Consent of Stockholders” to elect Robert Aldrich and Terry A. McHugh as directors of Life Sciences is void and without effect for several clear and substantive reasons. Please immediately advise them that they are not directors of the Company, after your review of the following information.

The March 25, 2009 Consent of Stockholders (the “Consent”) was received from you here at Life Sciences on March 26, 2009, and a copy is attached for ease of reference.

Certain Background: As you know, the Company has for more than 35 years been making filings with the Securities and Exchange Commission as a Section 12 registrant. As a result, the provisions of Sections 13 (specifically including Section 13(d)), 14 and 16 of the Securities Exchange Act of 1934, among others, are applicable to the Company and to certain beneficial owners of its Common Stock. Included among those to whom those sections of the 1934 Act are applicable are those listed as signing the Consent (collectively, the “Srybnik Interests”).

Simon Srybnik was a director and officer of Life Sciences for more than 40 years, including the Chairman of the Board, Chief Executive Officer and President for more than the 10 years preceding his resignation from all positions with the Company on November 6, 2008. That resignation was preceded by more than 12 weeks by the August 12, 2008 lawsuit for rent brought in New York by his real estate company (“Imlay”) against Life Sciences, and was followed by his November 26, 2008 letter to the SEC explaining, among other matters, that he resigned his positions, including as CEO of Life Sciences, “solely because of the potential conflict caused by entities of which he is the co-owner having to sue the” Company with respect to rent and note indebtedness for amounts owed. That August 12, 2008 New York lawsuit was followed by the November 26, 2008 filing by Imlay in Florida of a suit against Life Sciences for eviction, and the December 30, 2008 filing in Florida by five entities controlled by Simon Srybnik and Louis D. Srybnik (who together control more than 50% of Life Sciences’ stock) holding six convertible promissory notes with an aggregate face value exceeding $700,000.

P.O. Box 48039, St. Petersburg, Florida 33743•2900 72nd Street North, St. Petersburg, Florida 33710

Telephone (727) 345-9371• Facsimile (727) 347-2957

•www.lifesci.com

Robert W. Berend, Esquire	March 30, 2009
Re: Invalid Attempt to Elect a Majority of Life Sciences’ Board of Directors	Page 2 of 3

The Company’s March 10, 2009 filing for bankruptcy reorganization followed adverse developments in the Florida eviction action.

Invalidity of Consent by the Srybnik Interests: The reasons for the lack of effect of the Consent include those referred to below.

Article II, Section 12, of the Company’s Bylaws as in effect for decades provides:

Section 12. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

Accordingly, it is clear that the stockholders of the Company may only take action by written consent when all of the stockholders sign the written consent. The Srybnik Interests together beneficially own something around 60% of the outstanding Common Stock. (You may wish to review the holdings of Common Stock shown in the Consent for the Srybnik Interests, as they do not conform to the latest filings under Section 16 of the 1934 Act (e.g., Forms 4 and 5) provided to the Company, and then update those filings as required by Section 16 for the discrepancies.) I can personally assure you that a unanimous written consent of the stockholders of the Company for the election of Messrs. Aldrich and McHugh as directors cannot be achieved.

You will recall that I offered to come to New York in mid-February 2009 to meet with Simon Srybnik and to discuss with him, among other matters, the reconstitution of the full Board of Directors for the Company. My overture was rebuffed.

In addition to the Bylaw restriction noted above, as three directorships of the Company would be up for election at an annual meeting of the stockholders of the Company and there are only two vacancies in directorships, the Consent would not be valid under Section 211(b) of the Delaware General Corporation Law. That section in relevant part provides:

(b) … Stockholders may …act by written consent to elect directors; provided, however that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

(It is noted here that the attempt by the Srybnik Interests to elect two deputized directors to act for those interests would seem to conflict with Simon Srybnik’s assertion in his November 26, 2008 letter to the SEC that he resigned his positions with Life Sciences for conflict reasons; he, together with the other members of his group, seek to control a majority of the Board through those deputized directors and thus be back on both sides of three or more lawsuits where his interest are adverse to those of the Company and its more than 1,000 minority stockholders.)

P.O. Box 48039, St. Petersburg, Florida 33743•2900 72nd Street North, St. Petersburg, Florida 33710

Telephone (727) 345-9371• Facsimile (727) 347-2957

•www.lifesci.com

Robert W. Berend, Esquire	March 30, 2009
Re: Invalid Attempt to Elect a Majority of Life Sciences’ Board of Directors	Page 3 of 3

As you know from at least your review of the recent Form 8-K’s filed by the Company, the requirements imposed on the Srybnik Interests by Section 13(d) of the 1934 Act to file and keep current one or more Schedule 13D’s describing their plans and intentions regarding the Company have been ignored by them. The purported action to elect directors would, if valid, have fallen within the disclosure requirements under Section 13(d). Perhaps more importantly in this regard are the provisions of Section 14(f) of the 1934 Act. That section provides in relevant part:

If, pursuant to any arrangement or understanding with the person or persons acquiring securities in a transaction subject to… subsection (d) of section 13 of this title, any persons are to be elected or designated as directors of the issuer, otherwise than at a meeting of security holders, and the persons so elected or designated will constitute a majority of the directors of the issuer, then, prior to the time such person takes office as a director… the issuer shall file with the Commission, and transmit to all holders of record of securities of the issuer who would be entitled to vote at a meeting for election of directors, information substantially equivalent to the information that would be required by subsection (a) or (c) of this section to be transmitted if such person or persons were nominees for election as directors at a meeting of such security holders.

Certainly the Srybnik Interests are persons who have acquired securities of the Company in transactions subject to Section 13(d) and are seeking to place in office persons who, if validly elected, would constitute the majority of the Company’s Board of Directors. The Company does not have the requisite information regarding the two persons the Srybnik Interests have attempted to put into office. And, as the result of the resignation of the transfer agent of the Company (American Stock Transfer) many months ago because of non-payment of its fees, the Company does not have a list or access to a list of its security holders and is without the means to communicate with them. In any event, as your clients’ director designees were not validly elected, the information about them otherwise required by Section 14(f) need not be circulated.

Thank you for your kind attention. Please govern yourself accordingly.

Very truly yours,

LIFE SCIENCES, INC.

/s/ Alex A. Burns
Alex A. Burns, Vice President and Corporate Secretary aburns7@gmail.com

cc:	Scott A. Stichter, Esquire

Simon Srybnik

P.O. Box 48039, St. Petersburg, Florida 33743•2900 72nd Street North, St. Petersburg, Florida 33710

Telephone (727) 345-9371• Facsimile (727) 347-2957

•www.lifesci.com

March 25, 2009

Via E-Mail and Federal Express

To:	Life Sciences, Inc. 2900 72nd Street North St. Petersburg, FL 33710
	Attn:	Mr. Alex A. Burns Vice President and Secretary

Consent of Stockholders

Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the “GCL”), the undersigned, being the holders of record of the shares of the Common Stock, $.10 par value (the “Common Stock”), of Life Sciences, Inc. a Delaware corporation (the “Company”), indicated next to his or its name, such shares constituting in the aggregate more than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, do hereby execute this consent in lieu of a meeting to the election of each of Robert Aldrich and Terry A. McHugh as a director of the Company, effective immediately, each to serve until the next Annual Meeting of Stockholders.

Pursuant to Section 228(e) of the GCL, we request that prompt notice of the taking of this corporate action be given to the other stockholders of the Company.

(Signature pages follow)

Date	Signature of Stockholder			Number of Shares

03/25/2009		/s/ Simon Srybnik		585,235
		Simon Srybnik

03/25/2009		/s/ Louis Srybnik		227,142
		Louis Srybnik

03/25/2009	Sutton Investing Corp.			774,453

	By:	/s/ Simon Srybnik
		Authorized Signatory

03/25/2009	Kerns Manufacturing Corp.			612,465

	By:	/s/ Simon Srybnik
		Authorized Signatory

03/25/2009	S&S Machinery Corp.			144,162

	By:	/s/ Simon Srybnik
		Authorized Signatory

03/25/2009	Industrial Renting Corp.			106,682

	By:	/s/ Simon Srybnik
		Authorized Signatory

03/25/2009	American Motors Corp.			52,500

	By:	/s/ Simon Srybnik
		Authorized Signatory

03/25/2009	Life Sciences Pharmaceuticals Inc.			49,382
	(formerly Continental Salvage Corp.)

	By:	/s/ Simon Srybnik
		Authorized Signatory

03/25/2009	Apex Organization Inc.			44,444

	By:	/s/ Simon Srybnik
		Authorized Signatory

			Total:	2,596,465